UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2008

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey  08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 26, 2008, PHH Mortgage Corporation (“PHH Mortgage”), a wholly-owned subsidiary of PHH Corporation (“PHH”, “Company”, “we” or “our”), amended its existing $1.0 billion committed mortgage repurchase facility (the “Mortgage Repurchase Facility”) by executing the Amended and Restated Master Repurchase Agreement (the “Amended Repurchase Agreement”), among PHH Mortgage, as seller, and The Royal Bank of Scotland plc (“RBS”), as buyer. The Company also executed a Second Amended and Restated Guaranty (the “Amended Guaranty”), dated as of June 26, 2008, in favor of RBS and Greenwich Capital Financial Products, Inc., an affiliate of RBS, with regard to certain of the obligations and covenants of PHH Mortgage under the Amended Repurchase Agreement and agreements related thereto.

The Amended Repurchase Agreement increases the size of the Mortgage Repurchase Facility to $1.5 billion and extends the expiry date from October 30, 2008 to June 25, 2009.  Furthermore, subject to compliance with the terms of the Amended Repurchase Agreement and payment of renewal and other fees, the Mortgage Repurchase Facility will automatically renew for an additional 364-day term expiring on June 24, 2010. The other terms of the Amended Repurchase Facility remain substantially the same as prior to the amendment and are consistent with the financial covenants contained in our Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, as amended and modified, among the Company and PHH Vehicle Management Services Inc., a wholly-owned Canadian subsidiary of the Company, as borrowers, J.P. Morgan Securities, Inc. and Citigroup Global Markets, Inc., as joint lead arrangers, the lenders referred to therein, and JPMorgan Chase Bank, N.A., as a lender and administrative agent for the lenders. In addition, PHH Mortgage is required to maintain at least $3.0 billion in mortgage repurchase or warehouse facilities, including the Mortgage Repurchase Facility. As of June 26, 2008, in addition to the Amended Repurchase Facility, PHH Mortgage also maintained more than $1.5 billion in qualifying mortgage repurchase or warehouse facilities. The assets collateralizing the Mortgage Repurchase Facility are not available to pay the general obligations of PHH Mortgage or the Company.

The foregoing description of the Amended Repurchase Agreement and Amended Guaranty does not purport to be complete and is qualified in its entirety by reference to the full text of the respective agreements, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (“Form 8-K”) and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amended and Restated Master Repurchase Agreement, dated as of June 26, 2008, between PHH Mortgage Corporation, as Seller, and The Royal Bank of Scotland plc, as Buyer and Agent.
	10.2	Second Amended and Restated Guaranty, dated as of June 26, 2008, by PHH Corporation in favor of The Royal Bank of Scotland plc and Greenwich Capital Financial Products, Inc.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  You should understand that these statements are not guarantees of performance or results and are preliminary in nature.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects ”, “anticipates”, “intends”, “projects”, “estimates”, “plans”,  “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Exchange Act and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Quarterly Report on Form 10-Q for the three months ended March 31, 2008 in connection with any forward-looking statements that may be made by us and our businesses generally.  Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

By: /s/ Clair M. Raubenstine
Name: Clair M. Raubenstine
Title: Executive Vice President and Chief Financial Officer

Dated: July 1, 2008